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               AMENDMENT NO. 3 TO THE 1992 STOCK INCENTIVE PLAN

                        OF BANYAN SYSTEMS INCORPORATED


     The definition of "Committee" contained in Subsection 2 of the 1992 Stock Incentive Plan (the "Plan") of Banyan Systems Incorporated is hereby amended and restated in its entirety to read as follows"

     "'Committee' means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that if and when the Common Stock is registered under the Section 12 of the Securities Exchange Act of 1934, each member of the Committee shall be a 'Non-Employee Director,' as such term is defined in Rule 16b-3 under the Securities Act of 1934
("Rule 16b-3"), and an 'Outside Director', as such term is defined in the Code."

                                           Adopted by the Board of Directors on
                                           January 17, 1997